SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                             [Amendment No.........]

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------
      2)    Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------
      4)    Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------
      5)    Total fee paid:
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                          -------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                                                                ---------------
         3)       Filing Party:
                              -------------------------------------------------
         4)       Date Filed:
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

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                              10 Edison Street East
                           Amityville, New York 11701


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 29, 1998

To the Stockholders of TECHNOLOGY FLAVORS & FRAGRANCES, INC.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), will be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 29, 1998, at 11:00 a.m., local time, or any adjournment or postponement thereof, for the following purposes, all as more fully described in the attached Proxy Statement:

      I. To elect seven directors to serve for a term of one year and until their respective successors are duly elected and qualified.

      II. To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998, and to authorize the Board of Directors to fix their remuneration.

      III. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

      Only stockholders of record at the close of business on May 26, 1998 shall be entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report for the year ended December 31, 1997 is enclosed.

      The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. You are earnestly requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States), whether or not you expect to attend the Annual Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Annual Meeting. The prompt return of the proxy will be of assistance in preparing for the Annual Meeting and your cooperation in this respect will be greatly appreciated.

                               By Order of the Board of Directors


                               Paul E. Hoffmann
                               Secretary

Amityville, New York
May 29, 1998

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                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                   PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                        PROXY AND MAIL IT PROMPTLY IN THE
                            ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                              10 Edison Street East
                           Amityville, New York 11701

                  --------------------------------------------

                                 Proxy Statement
                                     For The
                         Annual Meeting of Stockholders
                           To Be Held on June 29, 1998

                  --------------------------------------------

                                  INTRODUCTION

      This Proxy Statement and the accompanying proxy are being furnished to the stockholders of Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 29, 1998 at 11:00 a.m. (together with any and all adjournments or postponements thereof, the "Annual Meeting"). This Notice of Annual Meeting and Proxy Statement, together with the accompanying proxy and Annual Report to Stockholders of the Company for the year ended December 31, 1997 (including the financial statements contained therein), are first being mailed or delivered to stockholders of the Company on or about May 29, 1998.

      At the Annual Meeting, the holders of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to consider and vote upon (i) the election of seven directors to serve for a term of one year and until their respective successors are duly elected and qualified ("Proposal I"); (ii) the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998 ("Proposal II"); and (iii) such other proposals as may properly be presented for the Annual Meeting. Only stockholders of record as of the close of business on May 26, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each proposal.

      The Board of Directors knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

      Approval of Proposal I requires the affirmative vote of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting. Approval of Proposal II requires the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

      The enclosed proxy provides that each stockholder may specify that his or her shares be voted "for," "against" or "as abstaining from voting" with respect to each proposal. If the enclosed proxy is properly executed and returned to the Company, then your shares will be voted in accordance with the instructions contained therein. If the enclosed proxy is signed and returned without specific instructions, then your shares will be voted FOR Proposal I, Proposal II and any other proposal to come before the Annual Meeting.

      Proxies marked as "abstaining" will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting for or against on any matter as to which such abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

      A proxy will not be valid unless the completed form of proxy is received by the Company at its principal executive offices located at 10 Edison Street East, Amityville, New York 11701 at least 48 hours (excluding Saturdays, Sundays and holidays) prior to commencement of the Annual Meeting. Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Annual Meeting by: (i) delivering written notice of such revocation to the Company (attention: Corporate Secretary) prior to the commencement of the Annual Meeting; (ii) submitting a duly executed proxy bearing a later date which relates to the same shares; or (iii) attending and voting such shares at the Annual Meeting. Mere attendance at the Annual Meeting will not, in and of itself, revoke an otherwise valid proxy.

      A representative of Ernst & Young LLP, independent auditors of the Company, is expected to attend the Annual Meeting and be available to respond to appropriate questions. Such representative will also be given the opportunity, if desired, to make a statement to the stockholders.

      Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are urged to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

                       VOTING RIGHTS AND VOTING SECURITIES

Voting at the Annual Meeting

      The Board of Directors has fixed the close of business on May 26, 1998 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of May 26, 1998, there were 12,374,623 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each holder of Common Stock will be entitled to one vote per share, either in person or by proxy, on each matter presented at the Annual Meeting. The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal I. The affirmative vote of the holders representing a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal II.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of May 26, 1998 regarding the beneficial ownership of Common Stock by (A) each person known by the Company to own beneficially more than five percent of the Common Stock, (B) each director and director nominee of the Company, (C) each of the "Named Executive Officers" (as defined in "Executive Compensation--Summary Compensation Table"), and (D) all executive officers, directors and director nominees of the Company as a group.

                                                                                                 Percentage
                                                                          Number of Shares      Beneficially
Name                                                                    Beneficially Owned(1)      Owned
----                                                                    ---------------------      -----
Philip Rosner**(2)...................................................        2,283,709(3)(4)        18.3%
A. Gary Frumberg**(2)................................................        1,442,199(3)           11.6%
Richard R. Higgins**(2)..............................................          929,500               7.5%
Stanley Altschuler...................................................          887,280(5)            6.8%
Richard E. Cooper....................................................          787,500(6)            6.1%
Ronald J. Dintemann..................................................          149,111(7)            1.2%
Sydney Stein+(2).....................................................          100,000(8)               *
Harvey Farber(2).....................................................           44,732(9)               *
Scott Cunningham+(2).................................................           20,000(10)              *
Duncan Shirreff+(2)..................................................            1,000(11)              *
Sean Deson**(2)......................................................                0(12)              *
Bruce S. Foerster**(2)...............................................                0(13)              *
Werner F. Hiller**(2)................................................                0(13)              *
Irwin D. Simon**(2)..................................................                0(13)              *
All directors, director nominees and executive officers as a group
  (14 persons).......................................................        5,241,144              40.8%


--------------------------

*     Less than 1%.

**    Denotes nominee for election as director.

+     Denotes director who is not standing for re-election at the Annual
      Meeting.

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(2) The business address of each of Messrs. Rosner, Frumberg, Dintemann and Farber is c/o Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701. The business address of Mr. Higgins is c/o Technology Flavors & Fragrances, Inc., 999 Tech Drive, Milford, Ohio 45150. The business address of Mr. Cunningham is c/o W.R. Berkley Corp., 165 Mason Street, Greenwich, Connecticut 06830. The business address of Mr. Shirreff is c/o Taurus Capital Markets Limited, Suite 3000, Scotia Plaza, 40 King Street West, Toronto, Canada M4N 1P1. The business address of Mr. Stein is c/o Kaytel Video Distributors, 5579 Pare, Town of Mount Royal, Quebec, Canada H4P 1P7. The business address of Mr. Deson is c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York

      10172. The business address of Mr. Foerster is c/o South Beach Capital Markets Advisory Corporation, 4045 Sheridan Avenue, Suite 432, Miami Beach, Florida 33140. The business address of Mr. Hiller is 55 Dugway, Watchung, New Jersey 07060. The business address of Mr. Simon is c/o The Hain Food Group, Inc., 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(3) Includes (a) 100,000 shares of Common Stock issuable upon the exercise of options granted on April 8, 1994 to each of Messrs. Rosner and Frumberg and (b) 647,123 and 428,400 shares of Common Stock owned by Messrs. Rosner and Frumberg, respectively, which are held in escrow until October 26, 1998 pursuant to requirements imposed in connection with the Company's initial public offering in Canada under the Ontario Securities Act. The shares held in escrow generally may not be sold, transferred or pledged without the consent of the Ontario Securities Commission. See "--Escrowed Shares."

(4) Includes 36,438 shares of Common Stock owned by Mr. Rosner's wife. Mr. Rosner disclaims beneficial ownership of the shares owned by his wife.

(5) Includes 287,280 shares of Common Stock personally owned by Mr. Altschuler. Also includes 600,000 shares of Common Stock issuable upon the exercise of warrants (the "SGI Warrants") held by Strategic Growth International, Inc. ("SGI"), of which Mr. Altschuler is a 50% stockholder. See "--Note 6." Accordingly, Mr. Altschuler may be deemed to own the 600,000 shares of Common Stock underlying the SGI Warrants, which are currently exercisable. Mr. Altschuler may therefore be deemed to beneficially own an aggregate of 887,280 shares of Common Stock. Mr. Altschuler has sole voting and dispositive power over the 287,280 shares of Common Stock which he personally owns. Mr. Altschuler shares dispositive power over the SGI Warrants and, upon the exercise of such warrants, would share voting power over the shares of Common Stock underlying such warrants. See "Executive Compensation--Consulting Agreement."

(6) Includes 187,500 shares of Common Stock personally owned by Mr. Cooper. Also includes 600,000 shares of Common Stock issuable upon the exercise of the SGI Warrants by SGI, of which Mr. Cooper is a 50% stockholder. See "--Note 5." Accordingly, Mr. Cooper may be deemed to own the 600,000 shares of Common Stock underlying the SGI Warrants, which are currently exercisable. Mr. Cooper may therefore be deemed to beneficially own an aggregate of 787,500 shares of Common Stock. Mr. Cooper has sole voting and dispositive power over the 187,500 shares of Common Stock which he personally owns. Mr. Cooper shares dispositive power over the SGI Warrants and, upon exercise of such warrants, would share voting power over the shares of Common Stock underlying such warrants. See "Executive Compensation--Consulting Agreement."

(7) Includes ten-year options to purchase 75,000 shares of Common Stock granted to Mr. Dintemann on April 8, 1994.

(8) Represents ten-year options to purchase 100,000 shares of Common Stock granted to Mr. Stein on April 8, 1994, at an exercise price of $0.58 per share. Upon his resignation from the Board of Directors following the Annual Meeting, Mr. Stein will have twelve months to exercise such options or they will expire.

(9) Includes 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Farber, and excludes options to purchase an additional 45,000 shares that have not yet vested.

(10) Represents the vested portion of a 100,000 option grant under the 1996 Stock Option Plan. Such options were granted to Mr. Cunningham upon his election to the Board of Directors on February 19, 1997, at an exercise price of $1.62 per share. Such options were to have vested in equal increments over a period of five years from the date of the grant, and were to have expired ten years from the date of the grant. Pursuant to the terms of the 1996 Stock Option Plan, upon his resignation from the Board of Directors following the Annual Meeting, Mr. Cunningham will have three months to exercise such options or they will expire.

(11) Does not include options to purchase 100,000 shares of Common Stock which are not vested and which were granted under the 1996 Stock Option Plan at an exercise price of $1.4375 per share. Such options were granted to Mr. Shirreff on November 5, 1997, in consideration of Mr. Shirreff's service as a director of the Company. Such options were to have vested in equal increments over a period of five years from the date of the grant, and were to have expired ten years from the date of the grant. Mr. Shirreff and the Company have agreed to cancel these options, effective upon Mr. Shirreff's resignation from the Board of Directors following the Annual Meeting. In exchange therefor, Mr. Shirreff will receive non-plan options, subject to stockholder and regulatory approval, to purchase 100,000 shares of Common Stock at an exercise price equal to the closing bid price of the Common Stock on the Nasdaq OTC Bulletin Board (the "Bulletin Board") on the effective date of Mr. Shirreff's resignation. Such options will be immediately exercisable following the date stockholder and regulatory approval is obtained, and all such options, or any portion thereof, shall expire eighteen months from the date of the grant to the extent not exercised by such date.

(12) Does not include non-plan options to purchase 200,000 shares of Common Stock which shall be granted to Mr. Deson, subject to stockholder and Toronto Stock Exchange (the "TSE") approval, if he is elected to the Board of Directors at the Annual Meeting. Such options will have an exercise price equal to the closing bid price of the Common Stock on the Bulletin Board on the date of the Annual Meeting, and will vest in equal increments over a period of five years from the date of the grant. Such options will expire ten years from the date of the grant.

(13) Does not include non-plan options to purchase 100,000 shares of Common Stock which shall be granted to such director nominee, subject to stockholder and TSE approval, if such person is elected to the Board of Directors at the Annual Meeting. Such options will have an exercise price equal to the closing bid price of the Common Stock on the Bulletin Board on the date of the Annual Meeting, and will vest in equal increments over a period of five years from the date of the grant. Such options will expire ten years from the date of the grant.

Escrowed Shares

      In connection with the Company's initial public offering in March 1994 of 4,670,000 shares of Common Stock in Canada and pursuant to the requirements of the Ontario Securities Act and the Toronto Stock Exchange (the "TSE"), Messrs. Rosner and Frumberg placed 2,157,077 and 1,427,999 shares of Common Stock, respectively, in escrow with the Montreal Trust Company of Canada. While in escrow, the shares may not be sold, transferred or pledged without the consent of the Ontario Securities Commission except upon the death or bankruptcy of the stockholder. Pursuant to the escrow agreement, 10% of the shares were released from escrow on October 26, 1994 and 20% were released on each of October 26, 1995, October 26, 1996 and October 26, 1997. The remaining 30% will be released on October 26, 1998.

PROPOSAL I: ELECTION OF DIRECTORS

      Directors of the Company are elected annually at the annual meeting of stockholders. Their respective terms of office continue until their successors have been duly elected and qualified in accordance with the Company's By-laws. The Company's Board of Directors currently consists of six directors. The Board has increased to seven the number of directors to serve on the Board. At the Annual Meeting, seven directors are to be elected to serve for a term of one year and until their respective successors are duly elected and qualified. Three of the seven nominees (Messrs. Rosner, Frumberg and Higgins) are currently members of the Board of Directors, and three other current directors (Messrs. Stein, Shirreff and Cunningham) will resign from the Board of Directors upon the election of new directors at the Annual Meeting. The director nominees are Messrs. Rosner, Frumberg, Higgins, Deson, Foerster, Hiller and Simon.

      The designated representatives named in the enclosed proxy intend to vote for the election to the Board of Directors of each of the nominees listed below, unless the proxy is marked to expressly indicate otherwise. Should any of such nominees be unable or unwilling to accept such election (which the Board of Directors does not anticipate), then the designated representatives named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

      Approval of Proposal I to elect seven directors requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the seven nominees listed below.

Information Concerning Director Nominees and Executive Officers

      The following table sets forth information regarding the directors, the director nominees and the executive officers of the Company as of May 26, 1998.


Name                                Age                     Positions with the Company
-----------------------------    --------     ----------------------------------------------------

Philip Rosner(1)(2)..........       62          Chairman of the Board of Directors and President

A. Gary Frumberg(1)(2).......       64          Director and Executive Vice President

Richard  R. Higgins(1)(2)....       59          Director and Executive Vice President

Scott Cunningham(3)..........       63          Director

Duncan Shirreff(3)...........       46          Director

Sydney Stein(3)..............       62          Director

Joseph A. Gemmo..............       52          Vice President, Chief Financial Officer and
                                                Assistant Secretary

Harvey Farber................       57          Senior Vice President--Flavor Division

Ronald J. Dintemann..........       54          Vice President--Operations

Paul E. Hoffmann.............       51          Secretary and Treasurer

Sean Deson(1)................       34          Director Nominee

Bruce S. Foerster(1).........       57          Director Nominee

Werner F. Hiller(1)..........       61          Director Nominee

Irwin D. Simon(1)............       38          Director Nominee


---------------------

(1)   Indicates director nominee.

(2) Indicates current member of the Board of Directors standing for re-election.

(3) Indicates current member of the Board of Directors not standing for re-election.

      The business experience of each of the persons listed above for at least the last five years is as follows:

      Philip Rosner has been the Chairman of the Board of Directors and President of the Company since 1989. Mr. Rosner has been engaged in the flavor and fragrance industry for over forty-five years. Prior to 1989, Mr. Rosner was President of Globe Extracts, Inc., and for fifteen years before that, was President of Felton Worldwide, Inc., both of which produced and marketed flavors and fragrances.

      A. Gary Frumberg has been a Director and an Executive Vice President of the Company since 1989. Prior to 1989, Mr. Frumberg served as Vice President--International Sales of Felton Worldwide, Inc.

      Richard R. Higgins has been a Director of the Company since June 1996 and an Executive Vice President of the Company and President of the Company's Seasoning Division since December 1995. Prior to that, Mr. Higgins was President of Seafla, Inc. ("Seafla") from 1980 until that business was acquired by the Company in December 1995 (the "Seafla Acquisition").

      Scott Cunningham has been a Director of the Company since February 1997. Since 1993, Dr. Cunningham has been President of Stonehouse Development Co., a food technology company, and since 1986 he has been a Managing Director of Interlaken Capital, Inc., a management consulting firm specializing in the food and other industries.

      Duncan Shirreff has been a Director of the Company since 1994. Since February 1998, Mr. Shirreff has served as a Director of Taurus Capital Markets Limited. From 1994 through February 1998, Mr. Shirreff was the Resident Director of the Toronto Branch of the Canadian merchant banking firm of CM Oliver & Company Limited in charge of corporate finance and European capital markets. From 1991 to 1994, Mr. Shirreff was an independent financial consultant to various corporations. Prior to 1991, Mr. Shirreff served as a Director of, and in senior executive positions with, Scotia McLeod, Inc., a Toronto merchant banking firm.

      Sydney Stein has been a Director of the Company since 1993. Since 1974, Mr. Stein has been President of Syco Holdings Ltd., a Montreal-based retail chain. In addition, from March 1991 to May 1994, Mr. Stein was President of Kasyco, Inc., a Montreal-based wholesaler.

      Joseph A. Gemmo has been Vice President and Chief Financial Officer of the Company since August 1996 and Assistant Secretary since October 1997. From January 1994 to April 1996, Mr. Gemmo was the Chief Financial Officer of Bio-Botanica, Inc., a developer and manufacturer of herbal extracts. From 1989 to 1994, Mr. Gemmo was the Chief Financial Officer of General Aerospace Materials Corp.

      Harvey Farber has been Senior Vice President--Flavor Division of the Company since October 1997. From October 1995 through October 1997, Mr. Farber was Senior Vice President--Flavor Development of the Company. Before Mr. Farber joined the Company, he was the Vice President--Flavor Development at J. Manheimer Inc. for twelve years.

      Ronald J. Dintemann has been Vice President--Operations of the Company since May 1989 after serving as Vice President--Operations of Globe Extracts, Inc. for two years.

      Paul E. Hoffmann has been the Secretary and Treasurer of the Company since 1990 and was a Director of the Company until June 1996. Before he joined the Company, Mr. Hoffmann was Vice President--Finance of Globe Extracts, Inc. for more than eight years.

      Sean Deson is a Senior Vice President of the Investment Banking Division of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Mr. Deson has served in various capacities at DLJ since 1990, primarily as an advisor, financier and investor focusing on the chemical industry. Mr. Deson also serves as a member of the Board of Directors of SpecChem International Holdings, L.L.C., an international specialty chemicals producer.

      Bruce S. Foerster is the President of South Beach Capital Markets Advisory Corporation, which he founded in January 1995 and which offers advice in capital markets and corporate finance. From June 1992 to December 1994, Mr. Foerster was the Managing Director in Equity Syndicate at Lehman Brothers and has over twenty-six years of investment banking experience. Mr. Foerster is also a director/trustee of the Pilgrim America Mutual Funds, a Governor of the Philadelphia Stock Exchange, and a director of 2Connect Express, Inc. and Aurora Capital, Inc.

      Werner F. Hiller has been a consultant to ConAgra, Inc. ("ConAgra") since 1996 and previously served as the President of General Spice Companies, a division of ConAgra, from 1990 to 1996. From 1965 to 1990, Mr. Hiller was the founder, co-owner and Executive Vice President and Treasurer of General Spice Companies.

      Irwin D. Simon has been the President and Chief Executive Officer of The Hain Food Group, Inc., a natural and specialty foods company listed on Nasdaq, since 1993. Prior to 1993, Mr. Simon spent fifteen years in various sales and marketing positions, including Vice President of Marketing of Slim-Fast Foods Company, and Eastern Regional Director of Haagen-Dazs Shops, a division of Grand Metropolitan, PLC.

      All directors of the Company serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under their contracts of employment. There are no family relationships among the directors and executive officers of the Company. See "--Director Compensation" and "Executive Compensation."

Meetings of the Board of Directors and Committees

      The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending meetings of the Board of Directors but also through personal meetings and other communications, including telephone contact with management and others regarding matters of interest and concern to the Company.

      During 1997, the Company's Board of Directors held three meetings and acted by unanimous written consent three times. Each director attended at least 75% of the Board meetings and committee meetings, if applicable, held during 1997.

      In February 1997, the Board of Directors approved an increase in the number of directors constituting the whole Board from five to seven and appointed Scott Cunningham as director to fill one of the resulting vacancies. In May 1997, the Board approved a decrease in the number of directors constituting the whole Board from seven to six. In May 1998, the Board approved an increase in the number of directors constituting the whole Board from six to seven. There are currently no vacancies on the Board. Three current members of the Board will, however, resign upon the election of new directors at the Annual Meeting.

Board Committees

      The Board of Directors has a standing Audit Committee, which met each time the full Board met in 1997. The Company does not currently have either a compensation or nominating committee, however, a Compensation Committee is expected to be established subsequent to the Annual Meeting. The members of the Audit Committee are appointed by the Board of Directors.

      Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The current members of the Audit Committee are Messrs. Stein, Shirreff and Rosner. A new Audit Committee will be elected by the Board of Directors after the Annual Meeting.

      The Company has not established a nominating committee and/or a corporate governance committee as recommended by the TSE Report (as defined herein). The Company believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors due to its relatively small size, or by the Audit Committee which is composed substantially of "unrelated directors." See "--Statement of Corporate Governance Practices."

Director Compensation

      Each outside director of the Company receives a $10,000 annual fee, plus $500 for each formal meeting attended. For the year ended December 31, 1997, the Company's outside directors waived their annual fees. Directors are also reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. The Company's outside directors are currently Messrs. Cunningham, Shirreff and Stein.

      In the event Messrs. Foerster, Hiller and Simon are elected to serve as directors of the Company at the Annual Meeting, each will receive a grant of non-plan options to purchase 100,000 shares of Common Stock, subject to stockholder and TSE approval. In the event Mr. Deson is elected to serve as a director of the Company at the Annual Meeting, he will be granted non-plan options to purchase 200,000 shares of Common Stock, subject to stockholder and TSE approval. All of such options shall have an exercise price equal to the closing bid price of the Common Stock on the Nasdaq OTC Bulletin Board (the "Bulletin Board") on the date of the grant. These options will have a term of ten years and will vest in equal increments over a period of five years from the date of the grant.

Advisory Committee

      After the Annual Meeting, the Company intends to establish an Advisory Committee (the "Committee") composed of individuals with expertise in corporate finance and the flavor and fragrance industry, including product development, sales and regulatory affairs. The Company anticipates that additional persons may in the future join the Committee. Members of the Committee are expected to meet with management and key employees of the Company on an ad hoc basis. Committee members are expected to assist the Company in matters of corporate finance and in identifying product development, sales and potential acquisition opportunities, reviewing with management the progress of the Company's specific projects and recruiting and evaluating the Company's staff.

      In connection with their services as members of the Committee, the Company will grant to each initial Committee member non-plan options, subject to stockholder and TSE approval, to purchase 100,000 shares of Common Stock at an exercise price equal to the closing bid price on the Bulletin Board on the date of the grant. Such options will have a ten-year term and will vest in equal increments over a period of five years from the date of the grant.

      The Company will require Committee members to execute proprietary information and invention assignment agreements upon their appointment to the Committee. These agreements provide that all confidential information developed or made known to the Committee members during the course of their relationship with the Company must be kept confidential except in specified circumstances.

      Although the Company expects to receive guidance from members of the Committee, all Committee members have substantial commitments to third parties, which commitments may conflict or compete with their obligations to the Company. Accordingly, such persons will be able to devote only a small portion of their time to matters related to the Company.

      The initial members of the Committee will include Andrew M. Brown, Daniel
P. DeClark and Bruce G. Seitz, whose biographies appear below.

      Andrew M. Brown is the President and Chief Investment Officer of CounterPoint Capital Management ("CounterPoint"). Prior to forming CounterPoint, Mr. Brown was co-founder and a Managing Director of High View Capital Corporation ("High View") from 1995 to 1997 and was Chief Investment Officer of Perennial Partners from 1994 to 1995. From 1992 to 1994, Mr. Brown was an analyst at Morgan Stanley and was a consultant with Kenneth Leventhal & Co. from 1990 to 1992. Mr. Brown currently serves on the board of directors of Prolux Corporation and Moneylink, Inc. See "Certain Relationships and Related Transactions--Transactions with Member of Advisory Committee to be Formed."

      Daniel P. DeClark has since 1993 been the owner and developer of two beverage companies, Beverage Flavors, Inc. and Bahia Company. From 1990 to 1993, Mr. DeClark was a consultant to the beverage industry. In 1970, Mr. DeClark founded Continental Flavors & Fragrances, Inc., and developed the company into a leading supplier of flavors to the beverage industry and a pioneer and leader in the New Age beverage category until it was sold to Sanofi Bio Industries in 1990.

      Bruce G. Seitz has been a marketing, sales and business development consultant since 1992 and has held senior management positions with major consumer products companies. Mr. Seitz has extensive experience in the hair, skin and personal care, and food and beverage industries. From 1991 to 1992, Mr. Seitz served as Vice President--Marketing Services of Revlon, where he directed marketing services for the Beauty Care Group. From 1990 to 1991, Mr. Seitz was Vice President of Marketing of The Wella Corporation, and from 1986 to 1990, he was Vice President--Marketing and Sales of Faberge USA, Inc. Mr. Seitz has also served in various management positions for Conair Corporation, Clairol, Inc., Sara Lee and Lever Brothers Company.

Statement of Corporate Governance Practices

      The Company's Common Stock is listed on the Toronto Stock Exchange. The by-laws of the TSE require listed companies to disclose their approach to corporate governance on an annual basis and within the context of certain guidelines proposed in the December 1994 report issued by The Toronto Stock Exchange Committee on Corporate Governance in Canada (the "TSE Report"). The report's focus is on the importance of each company addressing the governance issue in its own context and the receipt by the company's stockholders of an explanation for each company's approach to governance. There is no requirement for the Company to comply with the guidelines in the TSE Report, and the report itself recognizes that each company should have the flexibility to develop its own approach to corporate governance.

      Of particular significance is the fact that the Company is organized under the laws of the State of Delaware, and therefore is subject to that State's laws and principles of corporate governance. The Company is of the opinion that its approach to corporate governance is in compliance with Delaware law and the principles of the TSE Report.

Unrelated Directors

      Much of the discussion in the TSE Report focuses on the composition of a company's board of directors and, in particular, the number of "unrelated directors." In the TSE Report, an "unrelated director" is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with that director's ability to act with a view to the best interests of the Company, other than an interest arising from such director's status as a stockholder. The TSE Report also focuses on the importance of having an appropriate portion of the board of directors which is free from any interest or relationship with a "significant shareholder" of the company (i.e., a shareholder controlling more than 50% of the company's common stock). The Company does not have a "significant shareholder" within the meaning of the TSE Report.

      The Company believes that three (i.e., Messrs. Cunningham, Shirreff and Stein) of its current six directors and four (Messrs. Deson, Foerster, Hiller and Simon) of its director nominees are "unrelated" within the meaning of the TSE Report.

      The Board of Directors has no formal policy setting out which specific matters must be brought by the President and management to the Board of Directors for approval, although generally all material transactions are presented by management for approval by the Board of Directors.

Response to Stockholders

      Management is available to stockholders to respond to questions and concerns on a prompt basis. The Board of Directors believes that the Company is generally responsive to the inquiries of stockholders and others interested in the Company.

Expectations of Management

      The Board of Directors works closely with members of management. The Board's access to information relating to the operations of the Company, through membership on the Board of several key members of management and, as necessary, attendance by other members of management at the request of the Board, are key elements to the effective and informed functioning of the Board of Directors.

      The Board of Directors expects the Company's management to take the initiative in identifying opportunities and risks affecting the Company's business and to finding means to deal with such opportunities and risks for the benefit of the Company. The Board of Directors is confident that the Company's management responds ably to this expectation.

Limitation of Personal Liability and Indemnification

      The General Corporation Law of Delaware permits a corporation, through its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

      The Company's Certificate of Incorporation, as amended, and By-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such Common Stock. Such Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from Reporting Persons, and without conducting any independent investigation of its own, the Company believes that no Reporting Person failed to timely file Forms 3, 4 and 5 with the Commission during 1997.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following summary compensation table sets forth the aggregate compensation paid to or earned by the Chairman of the Board of Directors and President of the Company and the four most highly compensated executive officers of the Company (other than the Chairman of the Board and President) whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1997 (the "Named Executive Officers").


                                                                                    Long-Term
                                                            Annual                Compensation
                                                        Compensation(1)              Awards
                                                      ------------------      ---------------------    ------------------
                                                                              Securities Underlying       All Other
Name and Principal Position                Year             Salary($)             Options/SARs          Compensation(2)
------------------------------------    ----------    ------------------      ---------------------   -------------------
Philip Rosner.....................         1997           $225,962                       --                 $16,820
  Chairman of the Board and                1996            235,000                 100,000(3)                17,216
  President                                1995            200,000                       --                  16,001

A. Gary Frumberg..................         1997            192,308                       --                  17,761
  Executive Vice President                 1996            199,903                 100,000(3)                17,010
                                           1995            164,000                       --                  12,305

Richard R. Higgins................         1997            158,164                       --                  16,805
  Executive Vice President                 1996            150,000                       --                  16,757
                                           1995              5,769                       --                   1,261

Harvey Farber.....................         1997            163,461                  75,000(4)                10,436
  Senior Vice President--Flavor            1996            161,509                  10,000                    8,429
  Division                                 1995             36,821                       --                   1,850

Ronald J. Dintemann...............         1997            129,808                  25,000(5)                15,500
  Vice President--Operations               1996            134,085                  75,000(3)                22,580
                                           1995             97,176                       --                  10,909


---------------------------

(1) Effective January 1, 1998, each executive officer named above received a salary increase of 4% of his then-effective base salary. See "--Employment Agreements."

(2)   Represents Company-reimbursed automobile expenses of such executive.

(3) Represents stock options granted in 1994 under the Company's 1993 Stock Option Plan, including options granted to Messrs. Rosner, Frumberg and Dintemann, and options granted in April 1994 to certain of the Company's directors, executive officers and employees. The exercise prices of such options were reduced in October 1995 by the Board of Directors and approved by the Company's stockholders in October 1996. See "--1993 Stock Option Plan."

(4) Includes (a) 25,000 shares of Common Stock granted to Mr. Farber as additional compensation pursuant to his amended employment agreement and
      (b) 50,000 shares of Common Stock issuable to Mr. Farber pursuant to stock options granted under the 1996 Stock Option Plan. See "--Employment Agreements."

(5) Represents 25,000 shares of Common Stock issuable to Mr. Dintemann pursuant to stock options granted under 1996 Stock Option Plan.

Option Grants in 1997

      The following table sets forth certain information concerning individual option grants during the year ended December 31, 1997 to each of the Named Executive Officers.


                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                               Number of      % of Total                                           Annual Rates of Stock
                                Securities    Options                                             Price Appreciation for
                               Underlying     Granted to                                               Option Term(1)
                                Options       Employees in  Exercise Price   Expiration       -----------------------------
Name                            Granted       Fiscal Year     Per Share         Date             5%($)               10%($)
----                           -----------    ------------   -----------       ------         ----------          ----------
Philip Rosner.................      --             --            --             --                --                   --
A. Gary Frumberg..............      --             --            --             --                --                   --
Richard R. Higgins............      --             --            --             --                --                    --
Harvey Farber.................    50,000          14.0%         $1.31         2/27/07           $41,193              $104,390
Ronald J. Dintemann...........    25,000           7.0%        $1.6875        6/25/07           $26,531              $67,235


---------------------------

(1) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Commission and do not represent the Company's estimate or projection of future price of its Common Stock.

Aggregate Option Exercises in 1997 and Year-End Option Values

      The following table provides certain information regarding stock option ownership and exercises by the Named Executive Officers, as well as the number and assumed value of exercisable and unexercisable options held by those persons at December 31, 1997:


                          Number of
                       Shares Acquired      Value         Number of Securities Underlying         Value of Unexercised In-The-
Name                     On Exercise     Realized($)      Unexercised Options at 12/31/97        Money Options at 12/31/97($)(1)
----                     -----------     -----------     --------------------------------       -------------------------------
                                                          Exercisable      Non-Exercisable      Exercisable      Non-Exercisable
                                                          -----------      ---------------      -----------      ---------------
Philip Rosner.........       --              --             75,000             25,000             $49,500            $ 16,500
A. Gary Frumberg......       --              --             75,000             25,000              49,500              16,500
Richard R. Higgins....       --              --                 --                 --                  --                  --
Harvey Farber.........       --              --             15,000             45,000                 750                 750
Ronald J. Dintemann...       --              --             56,250             43,750              40,500              13,500


---------------------------

(1) Value of unexercised "in-the-money" options is equal to the difference between the closing bid price per share of the Common Stock on the TSE at December 31, 1997 (U.S. $1.30) and the option exercise price per share multiplied by the number of shares subject to options.

Employment Agreements

      In October 1995, the Company entered into a five-year employment agreement with Mr. Rosner which provides that he will serve as the President of the Company. The agreement provides for an annual base salary (adjustable in accordance with the Consumer Price Index) of $235,000. Effective January 1, 1998, Mr. Rosner's annual base salary was increased by the Company to $244,400 per year. Effective May 1, 1998, Mr. Rosner voluntarily reduced his annual salary from $244,400 to $200,000 for the remainder of 1998. The agreement contains, among other things, customary termination and confidentiality provisions.

      In October 1995, the Company entered into a five-year employment agreement with Mr. Frumberg which provides that he will serve as an Executive Vice President of the Company. The agreement provides for an annual base salary (adjustable in accordance with the Consumer Price Index ) of $200,000. Effective January 1, 1998, Mr. Frumberg's annual base salary was increased by the Company to $208,000. The agreement contains, among other things, customary termination and confidentiality provisions.

      In October 1995, the Company entered into a three-year employment agreement with Mr. Farber to serve as the Senior Vice President--Flavor Division of the Company. Pursuant to his employment agreement, Mr. Farber is entitled to receive an annual base salary of $160,000. In addition, the employment agreement provides that Mr. Farber may receive an annual bonus, payable at the sole discretion of the Company. In December 1997, the employment agreement was amended to provide that Mr. Farber will receive an annual base salary of $176,800 commencing January 1, 1998 for the balance of the term of the agreement. Pursuant to such amendment, in 1997 the Company issued to Mr. Farber 25,000 shares of Common Stock as additional compensation. Mr. Farber's employment agreement contains, among other things, customary termination and confidentiality provisions.

      In December 1995, the Company entered into a five-year employment agreement with Mr. Higgins to serve as an Executive Vice President of the Company and as President of the Company's Seasoning Division. Pursuant to his employment agreement, Mr. Higgins is entitled to receive an annual base salary of $150,000, plus an amount each year equal to 2% of the Company's sales produced but not generated by the Seasoning Division in that year. Effective January 1, 1998, Mr. Higgins' annual base salary was increased by the Company to $171,600. Mr. Higgins' annual compensation may not, however, exceed the higher of Mr. Rosner's annual compensation or $200,000. Pursuant to the Seafla Acquisition, Mr. Higgins also received an aggregate of 750,000 shares of Common Stock. Mr. Higgins employment agreement contains, among other things, customary termination and confidentiality provisions. See "Certain Relationships and Related Transactions--Transactions with Principal Stockholders."

      In January 1996, the Company entered into a five-year employment agreement with Ronald J. Dintemann to serve as Vice President--Operations of the Company. Pursuant to his employment agreement, Mr. Dintemann is entitled to receive an annual base salary (adjustable in accordance with the Consumer Price Index) of $135,000. Effective January 1, 1998, Mr. Dintemann's annual base salary was increased by the Company to $140,400. Mr. Dintemann's employment agreement contains, among other things, customary termination and confidentiality provisions.

      On August 2, 1996, the Company entered into a three-year employment agreement with Joseph A. Gemmo to serve as the Company's Vice President and Chief Financial Officer effective August 19, 1996. Pursuant to his employment agreement, Mr. Gemmo is entitled to receive an annual base salary of $115,000. Effective August 1997, Mr. Gemmo's annual base salary was increased by the Company to $130,000. Effective January 1, 1998, Mr. Gemmo's annual base salary was increased by the Company to $135,200. In addition, Mr. Gemmo received options to purchase 100,000 shares of Common Stock. Mr. Gemmo's employment agreement also provides that Mr. Gemmo may receive an annual bonus, payable at the sole discretion of the Company. On December 1, 1997, the Company's Board of Directors authorized the Company to reprice the option granted to Mr. Gemmo in August 1996 to purchase 100,000 shares of Common Stock from $2.0625 to $1.31 per share, the market price of the Common Stock at the time of repricing, and to pay Mr. Gemmo a minimum cash bonus of $50,000 in the event the Company undergoes a "change of control." See "Certain Relationships and Related Transactions--Transactions with Directors and Executive Officers."

      In October 1995, the Company entered into a five-year employment agreement with Paul E. Hoffmann which provides that he will serve as the Secretary and Treasurer of the Company. The agreement provides for an annual base salary (adjustable in accordance with the Consumer Price Index) of $135,000. Effective August 1996, Mr. Hoffmann's annual base salary was decreased to $100,000. Effective January 1, 1998, Mr. Hoffmann's annual base salary was increased by the Company to $104,000. The Agreement contains, among other things, customary termination and confidentiality provisions.

1993 Stock Option Plan

      In November 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Option Plan") pursuant to which the Company may grant options to its employees to purchase up to 500,000 shares of Common Stock. The options granted under the 1993 Option Plan may be exercised during the ten-year period after they are granted, at an exercise price equal to the mean between the high and low selling prices of the Common Stock on the TSE on the date of grant. Options granted to any person who beneficially owns ten percent (10%) or more of the Common Stock may not be exercised until after the fifth anniversary of the date of the grant and must be granted at an exercise price equal to 110% of the market price at the date of the grant.

      On October 30, 1995, the Board of Directors reduced the exercise prices of all outstanding options granted under the 1993 Option Plan from U.S. $1.38 per share to U.S. $0.58 per share with respect to options granted to employees, officers or directors of the Company who are not beneficial owners of 10% or more of the Common Stock, and from U.S. $1.52 per share to U.S. $0.64 per share with respect to options granted to employees, officers and directors who beneficially owned 10% or more of the Common Stock. Such reductions were approved by the Company's stockholders in 1996.

1996 Stock Option Plan

      In 1996, the Board of Directors adopted and the stockholders approved the 1996 Stock Option Plan (the "1996 Option Plan"). Under the 1996 Option Plan, the maximum number of shares of Common Stock that may be subject to options may not exceed an aggregate of 1,000,000 shares. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of incentive options under the 1996 Option Plan. Directors who are not employees or officers are not eligible to receive incentive stock options, but may receive non-qualified options. Options may also be granted to other persons, provided that such options shall be non-qualified options. In the event of incentive options, the aggregate fair market value of the Common Stock with respect to which such options become first exercisable by the holder during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent an option that otherwise would be an incentive option exceeds this $100,000 threshold, it will be treated as a non-qualified option.

      The Company will receive no monetary consideration for the grant of options under the 1996 Option Plan. In the case of an incentive option, the exercise price cannot be less than the fair market value (as defined in the 1996 Option Plan) of the Common Stock on the date the option is granted and, if an optionee is a stockholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of incentive options may not be less than 110% of the fair market value of the Common Stock. The term of an option cannot exceed ten years and, in the case of an optionee who owns 10% or more of the outstanding Common Stock, cannot exceed five years.

      The 1996 Option Plan will terminate automatically and no options may be granted more than ten years after the date the 1996 Option Plan was approved by the Board of Directors. The 1996 Option Plan may be terminated at any prior time by the Board of Directors. Termination of the 1996 Option Plan will not affect options that were granted prior to the termination date.

      As of May 26, 1998, options to purchase an aggregate of approximately 1,101,000 shares of Common Stock were outstanding under the 1993 and 1996 Option Plans. In addition, as of May 26, 1998, non-plan options to purchase 100,000 shares of Common Stock were also outstanding.

Consulting Agreement

      In October 1995, the Company entered into a one-year consulting agreement with Strategic Growth International, Inc. ("SGI"), pursuant to which SGI, on behalf of the Company, agreed to (i) arrange and conduct meetings with the professional investment community and investor groups, (ii) develop and implement a comprehensive investor relations program, and (iii) provide professional staff services to assist the Company in carrying out its programs and objectives (the "Consulting Agreement"). Stanley Altschuler and Richard E. Cooper, beneficial owners of 6.8% and 6.1% of the Company's Common Stock, respectively, are each 50% stockholders of SGI. Under the Consulting Agreement, the Company paid SGI a retainer fee of $8,000 per month plus reasonable expenses and issued to SGI warrants (the "SGI Warrants") to purchase an aggregate of 600,000 shares of Common Stock at an initial exercise price of $0.56, the market price of the Common Stock on the TSE on the date of issuance, subject to adjustment in certain circumstances pursuant to the terms and conditions set forth in that certain Warrant Agreement dated as of October 25, 1995, as amended (the "Warrant Agreement"). The Warrant Agreement expires on October 24, 2000. See "Voting Rights and Voting Securities--Security Ownership of Certain Beneficial Owners and Management."

      In October 1996, the consulting agreement expired by its terms. The Company continued to engage SGI for its services under the Consulting Agreement pursuant to its terms on a month to month basis up until October 1997, at which time the arrangement was terminated by the Company. In February 1998, SGI commenced an action against the Company in the Supreme Court of the State of New York, County of Nassau, seeking damages for the Company's alleged failure to perform its obligations under the consulting agreement. SGI is seeking damages in the amount of $124,950. On April 3, 1998, the Company filed an Answer and Counterclaim denying the allegations in the complaint. The Company intends to vigorously contest the action, and believes it to be without merit. Although there can be no assurance, management is of the opinion that the resolution of this matter will not have a significant impact on the Company's financial position, results of operations or cash flows.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Principal Stockholders

      On December 6, 1995, the Company consummated the Seafla Acquisition. As consideration in such transaction, the Company paid $3,000,000 in cash and issued a promissory note in the principal amount of $888,019 (the "Seafla Note"). The Company funded the cash portion of the Seafla purchase price through a term loan in the amount of $3,500,000 with interest payable monthly at one and one-half percent above the bank's prime rate. According to the terms of the Seafla Note, $177,604 was to be payable on January 1, 1997 and the remaining four installments were to be payable on each January 1 thereafter through 2001. In March 1997 and in March 1998, the Seafla Note was amended in order to extend the Company's obligation to pay the first principal installment. Pursuant to the March 1998 amendment, payment of the first installment of $177,604 was extended to January 1, 2000. The remaining four installments are due on January 1 of each year through January 2004. Outstanding amounts under the Seafla Note bear interest at a rate of 12% per annum. The Company is required to pay monthly interest installments equal to $10,000 per month against all accrued and unpaid interest commencing February 15, 1998 until all accrued and unpaid interest under the Seafla Note has been fully paid. Concurrently with the closing of the acquisition, the Company entered into a five-year employment agreement with Mr. Higgins, then the President of Seafla, to be an Executive Vice President of the Company and the President of the Company's Seasoning Division. See "Executive Compensation--Employment Agreements."

      In connection with the Seafla Acquisition, the Company assumed the lease of Seafla's 37,000 square foot facility in Milford, Ohio, with a term expiring in 2014. The owner of this leased facility is a partnership in which Mr. Higgins is a partner. The annual rental paid by the Company in respect of this facility is $192,000. In connection with the Seafla Acquisition, the Company obtained a report of an independent appraisal firm which concluded that the rental paid by the Company is at or very close to market value.

Transactions with Directors and Executive Officers

      In 1997, the Company's executive officers were granted salary increases of 4% of their then-effective base salaries. In addition, in 1997 the Company repriced certain stock options previously granted to one of its executive officers. See "Executive Compensation--Employment Agreements."

      Pursuant to an agreement between Mr. Shirreff and the Company, upon Mr. Shirreff's resignation from the Board of Directors following the Annual Meeting, the Company will cancel options granted to Mr. Shirreff to purchase 100,000 shares of Common Stock. Such options were granted to Mr. Shirreff on November 5, 1997 in consideration of his service as a director to the Company under the 1996 Option Plan at an exercise price of $1.4375 per share. Such options, which have not vested, were to have vested in equal increments over a period of five years from the date of the grant, and were to have expired ten years from the date of the grant. Pursuant to the agreement between Mr. Shirreff and the Company, effective upon his resignation from the Board of Directors following the Annual Meeting, the Company will cancel such options and grant to Mr. Shirreff non-plan options, subject to stockholder and regulatory approval, to purchase 100,000 shares of Common Stock at an exercise price equal to the closing bid price of the Common Stock on the Bulletin Board on the date of the grant. Such options will be immediately exercisable following the date stockholder and regulatory approval is obtained, and all such options, or any portion thereof, shall expire eighteen months from the date of the grant to the extent not exercised by such date. See "Voting Rights and Voting Securities--Security Ownership of Certain Beneficial Owners and Management."

      The following table sets forth certain information regarding loans made by the Company to certain of its directors and executive officers which were outstanding as of the end of the year ended December 31, 1997 (collectively, the "Loans"). As of May 15, 1998, the aggregate indebtedness owed to the Company pursuant to the Loans was $273,032, including accrued interest thereon. The Loans are unsecured, bear interest at the rate of 8% per annum and are due in installments of principal and interest through December 31, 1999.


                       Table of Indebtedness of Directors
                      and Executive Officers of the Company


                                                                  Amount
                                                              Outstanding as of           Amount
                                         Involvement of        December 31,          Outstanding as of
      Name and Principal Position            Issuer               1997(1)             May 15, 1998(1)
      -------------------------------  ------------------   -------------------    ---------------------

      Philip Rosner................          Lender             $195,096                 $190,691

      A. Gary Frumberg.............          Lender             $ 84,424                 $ 82,341

(1)   Includes accrued interest.


Transactions with Member of Advisory Committee to be Formed

      In 1996, in connection with a $1,500,000 financing, the Company sold $1,150,000 principal amount of its 9% Convertible Subordinated Notes due 1998 (the "Notes") to High View and its affiliates (High View and its affiliates collectively, the "High View Purchasers"). The Company intends to form an Advisory Committee following the Annual Meeting. Andrew M. Brown, who is expected to become a member of the Advisory

Committee, was co-founder and a Managing Director of High View from 1995 to 1997. In addition, and in connection with the sale of the Notes to the High View Purchasers, the Company issued to the High View Purchasers Class A Warrants to purchase an aggregate of 344,970 shares of Common Stock at an exercise price of $2.40 per share (subject to adjustment), and Class B Warrants to purchase an aggregate of 119,782 shares of Common Stock at an exercise price of $2.70 per share (subject to adjustment). On October 16, 1997, the Company redeemed the Notes by prepaying half of the outstanding balance thereon in cash and by converting the remaining half into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of half of the outstanding Note balance was based upon the weighted average share price during the ten trading days preceding October 16, 1997. In connection with the conversion portion of such redemption, the High View Purchasers received 297,202 shares of Common Stock. See "Proposal I: Election of Directors--Advisory Committee."

                 PROPOSAL II: SELECTION OF INDEPENDENT AUDITORS

      Ernst & Young LLP has acted as the independent auditors of the Company since 1996, and has acted in such capacity in connection with the preparation of the Company's audited consolidated financial statements for the year ended December 31, 1997 and the report contained therein, which is included in the Company's Annual Report to Stockholders accompanying this Proxy Statement. As independent auditors for the Company, Ernst & Young LLP is responsible for auditing the accounts of the Company and providing other audit and accounting services to the Company in connection with filings with the Commission and the TSE.

      In May 1998, the Board of Directors and the Audit Committee approved management's appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998. The stockholders are being asked to approve the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1998, and to authorize the Board of Directors to fix their remuneration. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representative also will have the opportunity, if desired, to make a statement to the stockholders.

Required Affirmative Vote

      Approval of the appointment of Ernst & Young LLP, as independent auditors of the Company for the year ending December 31, 1998 requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends that the stockholders vote FOR Proposal II.

                           1999 STOCKHOLDER PROPOSALS

      Stockholder proposals requested to be included in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 10 Edison Street East, Amityville, New York 11701 (Attn: Corporate Secretary), prior to January 27, 1999. The Board of Directors will review any stockholder proposals that are received in accordance herewith and will determine whether such proposals meet applicable criteria for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting.

      Holders of Common Stock desiring to have proposals submitted for consideration at any future meeting of stockholders should review the applicable rules and regulations of the Commission with respect to submitting such proposals.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy or their substitutes will vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                             SOLICITATION OF PROXIES

      Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its stockholders in connection with the Annual Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed by the Company for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                                    YEAR 2000

      The Company has updated its software so that it believes its computer systems are Year 2000 compliant. However, there can be no assurances that the Company will not be adversely affected by unanticipated Year 2000 issues. The costs associated with updating its computer systems to become Year 2000 compliant were not material and were expensed in 1997.

                             ADDITIONAL INFORMATION

      The Company will make available to any stockholder, without charge, upon a written request therefor, copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Any such request should be directed to Technology Flavors & Fragrances, Inc., Attention: Joseph A. Gemmo, Vice President and Chief Financial Officer, at 10 Edison Street East, Amityville, New York 11701.

                                   FOR THE BOARD OF DIRECTORS

                                   Paul E. Hoffmann
                                   Secretary

Amityville, New York
May 29, 1998

                                      PROXY
                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                  Solicited on Behalf of the Board of Directors

                         Annual Meeting of Stockholders
                                  June 29, 1998


      The undersigned hereby appoints Philip Rosner and A. Gary Frumberg (with full power to act without the other and with power to appoint his substitute), as the undersigned's proxy to vote all of the undersigned's shares of Common Stock of TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at a Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 29, 1998 at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

I.    ELECTION OF DIRECTORS    |_|   FOR all nominees listed below (except as
                                     marked to the contrary below)
                               |_|   AGAINST
                               |_|   ABSTAINING
                               |_|   WITHOUT AUTHORITY to vote for all nominees
                                     listed below

PHILIP ROSNER, A. GARY FRUMBERG, RICHARD R. HIGGINS, SEAN DESON, BRUCE S. FOERSTER, WERNER F. HILLER and IRWIN D. SIMON

(INSTRUCTION:     To withhold authority to vote for any individual nominee,
                  write that nominee's name on the line set forth below.)

--------------------------------------------------------------------------------

II. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998, and to authorize the Board of Directors to fix their remuneration.

     |_| FOR    |_| AGAINST    |_| ABSTAINING     |_| WITHOUT AUTHORITY TO VOTE

--------------------------------------------------------------------------------

III. In their discretion, to transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

--------------------------------------------------------------------------------

      The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of all the nominees listed in Item I and FOR the proposal in Item II.

      If any amendments or variations to the matters referred to above or to any other matters identified in the Notice of Annual Meeting are proposed at the Annual Meeting or any adjournments thereof, or if any other matters which are not now known to management should properly come before the Annual Meeting or any adjournments thereof, this Proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 29, 1998, the Proxy Statement of the Company, dated May 29, 1998, the accompanying form of Proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1997, each of which is enclosed herewith.

      The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore delivered by the undersigned in connection with the Annual Meeting.


                        A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM AND TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE ANNUAL MEETING OTHER THAN THE NOMINEES DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE.

                        Dated
                               -----------------------------------------------


                               -----------------------------------------------
                                                  Signature

                               -----------------------------------------------
                                         Signature, if held jointly

                               -----------------------------------------------
                                            Title (if applicable)

                        Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give your full title. In the case of a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by an authorized person.